UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

PATHWARD FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
On February 28, 2023, the Board of Directors (the “Board”) of Pathward Financial, Inc. (the “Company”) appointed Christopher Perretta as a member of the Board, effective immediately. Mr. Perretta’s initial term will expire at the Company’s 2024 annual meeting of shareholders and will stand for election at that meeting. The Board determined that Mr. Perretta is independent under applicable rules and the Board’s criteria for determining director independence. Mr. Perretta has been appointed as a member of the Board’s Corporate Governance and Nominating Committee and the Pathward, N.A. Board of Directors Risk and Credit Committee.

There are no arrangements or understandings pursuant to which Mr. Perretta was appointed and there are no related party transactions between the Company and Mr. Perretta that would require disclosure under Item 404(a) of Regulation S-K.

For his service as a non-employee director on the Board, Mr. Perretta will receive a cash retainer and an annual stock award consisting of shares of the Company’s common stock granted to non-employee directors, as such compensation is described in the Company’s proxy statement filed with the Securities and Exchange Commission on January 18, 2023 and as updated from time to time.

A copy of the press release related to the matters described in this Item 5.02 is filed as Exhibit 99.1 hereto.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Registrant's Press Release dated March 1, 2023.
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHWARD FINANCIAL, INC.

Date: March 1, 2023	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President and Chief Financial Officer